EXHIBIT 16

McGladrey LLP
One Galleria Tower 13355 Noel Road, 8th Floor/LB4 Dallas, TX 75240-6651 O 972.764.7100 F 972.764.7102
www.mcgladrey.com

March 19, 2013

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read SP Bancorp, Inc.'s statements included under Item 4.01 of its Form 8-K filed on March 19, 2013 and we agree with such statements concerning our firm.

McGladrey LLP

Member of the RSM International network of independent accounting, tax and consulting firms.